Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $350,000,000 principal amount of its 3.60% First Mortgage Bonds due 2032 and $450,000,000 principal amount of its 4.20% First Mortgage Bonds due 2052, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333- 236742-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated August 1, 2022 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$74,500
Services of Independent Registered Public Accounting Firms	75,000
Trustee Fees and Expenses	15,000
Legal Fees and Expenses	60,000
Rating Agency Fees	1,353,000
Printing and Delivery Expenses	4,500
Miscellaneous Expenses	20,000
Total	$1,602,000